EXHIBIT 32.2

Certification of Periodic Financial Report by

Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, George R. Kirkland, Senior Vice President and Treasurer of Southwest Georgia Financial Corporation certify that:

(1)	The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Corporation.

By:	/s/George R. Kirkland

George R. Kirkland
Senior Vice President and Treasurer
(Chief Financial Officer)
Southwest Georgia Financial Corporation
November 14, 2013